UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 6, 2026 (September 23, 2026)

D. Boral Acquisition I Corp.

(Exact name of registrant as specified in its charter)

British Virgin Islands	001-43115	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

590 Madison Avenue

New York, NY 10022

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (917) 576-6828

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-half of one redeemable warrant	DBCAU	The Nasdaq Stock Market, LLC
Class A ordinary shares, par value $0.0001 per share	DBCA	The Nasdaq Stock Market, LLC
Warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50 per share	DBCAW	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 23, 2026, Benjamin Piggott, a director of D. Boral Acquisition I Corp., a British Virgin Islands exempted company (the “Company”), notified the board of directors of the Company (the “Board”) of his resignation from the Board. His decision to resign from the Board was not related to any disagreement with the Company on any matter relating to its operations, policies or practices.

On September 23, 2026, the Board appointed Kevin McGurn and Luisa Ingargiola to the Company’s Audit Committee and Compensation Committee, respectively and in each case effective September 23, 2026. . Mr. McGurn was appointed to serve as the Compensation Committee chair effective September 23, 2026.

In addition, Mr. McGurn was reassigned from Class I to Class II, effective September 23, 2026. As a Class II director, Mr. McGurn's term will expire at the Company's second annual meeting of shareholders, or when his successor is duly elected and qualified, unless he dies, resigns or is removed earlier.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

D. BORAL ACQUISITION I CORP.

	By:	/s/ John Darwin
		Name:	John Darwin
		Title:	Chief Investment Officer and Chief Financial Officer

Dated: November 6, 2026

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